Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2022, relating to the financial statements of Coinbase Global, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
San Francisco, California
February 24, 2022